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                                                                    EXHIBIT 23.8

[LETTERHEAD PRICE WATERHOUSE]                               [LOGO]

October 29, 1997



Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 11, 1996 relating to the financial statements of International Academy of Design and Merchandising (Canada) Ltd. which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse

Chartered Accountants